EXHIBIT 5.1

PEARLMAN LAW GROUP LLP

Attorneys-at-Law

200 South Andrews Avenue, Suite 901
Fort Lauderdale, Florida 33301
(954) 880-9484

June 4, 2020

Inuvo, Inc.
500 President Clinton Boulevard
Suite 300
Little Rock, AR 72210

Ladies and Gentlemen:

We have acted as securities counsel for Inuvo, Inc., a Nevada corporation (the "Company"), in connection with the proposed issuance and sale by the Company of 12,222,222 shares (collectively, the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), pursuant to that certain Placement Agency Agreement, dated as of June 4, 2020 (the "Placement Agency Agreement"), by and between A.G.P./Alliance Global Partners, as placement agent, and the Company, and that certain Securities Purchase Agreement, dated as of June 4, 2020 (the "Purchase Agreement" and together with the Placement Agency Agreement, the "Transaction Documents"), by and among the Company and each of the purchasers party thereto (each, a "Purchaser"), all as more fully described in the Registration Statement on Form S-3 (File No. 333-220317) (as amended through and including the date hereof, the "Registration Statement"), including the prospectus, dated September 8, 2017, contained therein, as supplemented by the Prospectus Supplement, dated June 4, 2020 (as so supplemented, the "Prospectus"), each as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). This opinion letter is being rendered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement, the Prospectus and the Transaction Documents.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion including, without limitation: (i) the Registration Statement and the Prospectus; (ii) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (iii) the resolutions adopted by the Board of Directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent) authorizing the issuance and sale of the Shares pursuant to the terms of the Transaction Documents; and (iv) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion.

In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and paid for in the manner described in the

Transaction Documents and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

The opinion limited to the federal securities laws of the United States of America and the corporate laws of the State of Nevada and we express no opinion as to the effect on the matters covered by the laws of any other jurisdiction. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to the use of this opinion as an exhibit to the Company's Current Report on Form 8-K dated June 4, 2020, as filed with the Commission on June 4, 2020, which is incorporated by reference in the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,